Exhibit 32.1

SECTION 906 CERTIFICATION

Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2001, the undersigned officers of CorEnergy Infrastructure Trust, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David J. Schulte
David J. Schulte
Chief Executive Officer
Date: August 10, 2015

/s/ Rebecca M. Sandring
Rebecca M. Sandring
Chief Accounting Officer, Treasurer
Date: August 10, 2015

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.